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                                PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH                   WASHINGTON
                            36 SOUTH CHARLES STREET                   NEW YORK
                         BALTIMORE, MARYLAND 21201-3018             PHILADELPHIA
                                  410-539-2530                         EASTON
                               FAX: 410-539-0489






                                 November 24, 1998

Salomon Brothers Institutional Series Funds Inc
7 World Trade Center
New York, New York  10048

      Re: Registration Statement on Form N-1A

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Salomon Brothers Institutional Series Funds Inc, a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form N-1A (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and the issuance of High Yield Bond Fund Class T shares of the Company's Common Stock, par value of $0.001 per share (the "Shares"), pursuant to the Registration Statement.

     In this capacity, we have examined the Company's Charter, as certified by the State Department of Assessments and Taxation of Maryland (the "SDAT"); the Company's by-laws; the prospectus included in the Registration Statement; the resolutions of the Board of Directors of the Company relating to the issuance of the Shares and authorizing the filing of the Articles Supplementary creating the Shares; the Articles Supplementary creating the Shares; a good-standing certificate recently issued by the SDAT; a Certificate of the Secretary of the Company dated the date hereof, upon which we have relied without independent verification; and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the conformity of final documents in all material respects to the versions thereof submitted to us in draft form, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and





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                                                                 Piper & Marbury
                                                                      L.L.P.

Salomon Brothers Institutional Series Funds Inc
November 24, 1998
Page 2


the due authorization, validity and binding effect of all such documents (other than the authorization, execution and delivery of the documents by the Company).

     Article V of the Charter of the Company permits the Board of Directors to classify and reclassify the authorized but unissued shares of Common Stock of a particular class or series in accordance with Maryland law. Such a charter provision is specifically authorized by Section 2-105(a)(9) of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland General Corporation Law"), which provides that a corporation may provide by its charter "that the board of directors may classify and reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions as to dividends, qualifications, or terms and conditions of redemption of the stock."

     The Board of Directors of the Company proposes to reclassify a portion of the authorized but unissued High Yield Bond Fund shares of the High Yield Bond Fund as High Yield Bond Fund Class T shares. This will be accomplished by the Board of Directors adopting a resolution approving the reclassification and the filing of Articles Supplementary reflecting such action, as required by
Section 2-208 of the Maryland General Corporation Law. The Articles Supplementary will be in substantially the form set forth as Exhibit A hereto.

     Based upon the foregoing, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

     1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland.

     2. Assuming the completion of the action of the Board of Directors contemplated herein and the filing and acceptance for record of the Articles Supplementary creating the Shares, the Shares to be issued by the Company have been duly authorized and, when issued as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

     Simpson Thacher & Bartlett is authorized to rely upon this opinion in rendering any opinion to the Company which is to be filed as an Exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the related Prospectus.

                                              Very truly yours,


                                             /s/ Piper & Marbury L.L.P.



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